Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666	Email: Iro.Antoniadou@pmi.com
Email: InvestorRelations@pmi.com

PHILIP MORRIS INTERNATIONAL INC. PRESENTS AT THE CAGNY CONFERENCE;
REAFFIRMS 2020 FULL-YEAR REPORTED DILUTED EPS GUIDANCE

NEW YORK, February 19, 2020 -- Philip Morris International Inc.’s (NYSE: PM) Chief Executive Officer, André Calantzopoulos, Chief Operating Officer, Jacek Olczak, Chief Financial Officer, Martin King, and Chief Strategy Officer, Deepak Mishra, address investors today at the Consumer Analyst Group of New York (CAGNY) Conference in Boca Raton, Florida, USA.
The presentation and Q&A session are being webcast live, in a listen-only mode, beginning at approximately 9:00 a.m. ET, at www.pmi.com/2020cagny, and on the PMI Investor Relations App available at www.pmi.com/irapp. An archived copy of the webcast, together with presentation remarks and slides, will be available on the same site and the App.
Comparisons presented in this press release on a "like-for-like" basis reflect pro forma 2019 results, which have been adjusted for the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019 (the date of deconsolidation).
The presentation will cover PMI’s:

•	2019 performance and mid-term outlook;

•	Evolving industry landscape;

•	Smoke-free product portfolio strategy and competitive strengths;

•	Combustible tobacco leadership; and

•	Efforts to create a sustainable operating environment.
The company reaffirms its 2020 reported diluted EPS guidance, announced on February 6th, for 2020 full-year reported diluted EPS to be at least $5.50 versus $4.61 in 2019. Excluding an unfavorable currency impact, at then-prevailing rates, of approximately $0.04 per share, this forecast represents an increase of at least 8% versus pro forma adjusted diluted EPS of $5.13 in 2019, as detailed in the table below.

2020 FULL-YEAR FORECAST

	Full-Year
2020 EPS Forecast	2020 Forecast		2019		Adjusted Growth

Reported Diluted EPS	≥	$5.50	$4.61
2019 Tax items			(0.04)
2019 Asset impairment and exit costs			0.23
2019 Canadian tobacco litigation-related expense			0.09
2019 Loss on deconsolidation of RBH			0.12
2019 Russia excise and VAT audit charge			0.20
2019 Fair value adjustment for equity security investments			(0.02)
Adjusted Diluted EPS		$5.50	$5.19
Net earnings attributable to RBH			(0.06)	(a)
Adjusted Diluted EPS		$5.50	$5.13	(b)
Currency		(0.04)
Adjusted Diluted EPS, excluding currency	≥	$5.54	$5.13	(b)	≥	8%

(a) Net reported diluted EPS attributable to RBH from January 1, 2019 through March 21, 2019.
(b) Pro forma.
This forecast assumes:

•
An estimated total international industry volume decline, excluding China and the U.S., of approximately 3% to 4%, partly reflecting the impact of an above-inflation excise tax increase in Indonesia (following no increase in 2019) and further out-switching to the cigarillo category in Japan, which together account for approximately 100 basis points of the decline;

•
A total cigarette and heated tobacco unit shipment volume decline for PMI of approximately 2.5% to 3.5% on a like-for-like basis, partly reflecting the same factors as noted above for the total international industry volume decline;

•	A full-year heated tobacco unit shipment volume that keeps PMI well on-track to reach its 2021 target of 90 to 100 billion units;

•	Currency-neutral net revenue growth, on a like-for-like basis, of approximately 5%;

•
An increase in full-year currency-neutral, like-for-like adjusted operating income margin of at least 150 basis points versus 2019, partly reflecting cost efficiencies that fully offset incremental net RRP investment;

•	Operating cash flow of approximately $10.5 billion, subject to year-end working capital requirements and currency movements;

•	Capital expenditures of approximately $1.0 billion;

•	An effective tax rate of approximately 23.0%; and

•	No share repurchases.
As communicated on February 6th, we expect particularly strong growth in the first quarter, and a notably softer second quarter. The first quarter will benefit from favorable year-over-year pricing comparisons in the Philippines and Turkey, driving anticipated double-digit currency-neutral adjusted diluted EPS growth, on a like-for-like basis.
We expect performance in the second quarter to be impacted by both the comparison to a strong performance in the second quarter of 2019, and the most pronounced effect of the tax-driven pricing in Indonesia as the new minimum retail price takes effect.

This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, further developments related to the U.S. Tax Cuts and Jobs Act, further developments pertaining to the judgment in the two Québec Class Action lawsuits and the Companies’ Creditors Arrangement Act (CCAA) protection granted to RBH, and any unusual events.

Forward-Looking and Cautionary Statements
The presentation, related discussion and this press release contain projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including those described under Item 1A. “Risk Factors” in PMI’s annual report on Form 10-K for the year ended December 31, 2019. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.
Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company and its shareholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, as well as smoke-free products and associated electronic devices and accessories, and other nicotine-containing products in markets outside the United States. In addition, PMI ships a version of its IQOS Platform 1 device and its consumables authorized by the U.S. Food and Drug Administration to Altria Group, Inc. for sale in the United States under license. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI's smoke-free IQOS product portfolio includes heat-not-burn and nicotine-containing vapor products. As of December 31, 2019, PMI estimates that approximately 9.7 million adult smokers around the world have already stopped smoking and switched to PMI's heat-not-burn product, available for sale in 52 markets in key cities or nationwide under the IQOS brand. For more information, please visit www.pmi.com and www.pmiscience.com.